                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                           -------------------------


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


                                January 5, 2001
                           -------------------------
                                Date of Report
                       (Date of Earliest Event Reported)


                           ONYX SOFTWARE CORPORATION
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Washington                      0-25361                    91-1629814
----------------------------    ---------------------        -------------------
(State or Other Jurisdiction    (Commission File No.)          (IRS Employer
     of Incorporation)                                       Identification No.)


      3180--139th Avenue SE, Suite 500, Bellevue, Washington  98005-4091
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)          (Zip Code)


                                (425) 451-8060
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                     None
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events

     On January 9, 2001, Onyx Software Corporation, a Washington corporation, announced the acquisition of RevenueLab, LLC, a Delaware limited liability company based in Stamford, Connecticut pursuant to a Unit Purchase Agreement dated January 5, 2001 by and among Onyx, RevenueLab, and the holders of all of the issued and outstanding membership units of RevenueLab. Kevin Corcoran, RevenueLab's Chief Executive Officer, will be Onyx's Chief Marketing Officer. RevenueLab builds and implements go-to-market strategy and revenue acceleration programs for emerging and established companies and is expected to complement Onyx's current technology and consulting branches.

     Under the terms and conditions of the purchase agreement, Onyx purchased all of the issued and outstanding membership units of RevenueLab in exchange for
(a) $105,000 cash; (b) 185,463 shares of Onyx common stock and (c) an additional deferred payment of $1.0 million to be paid at any time selected by Onyx between March 3, 2001 and April 10, 2001 in cash or, at Onyx's discretion, in shares of Onyx common stock valued at the closing price of Onyx common stock on the date that Onyx selects to make the payment. The acquisition will be accounted for under the purchase accounting method and, accordingly, the results of RevenueLab's operations will be included in Onyx's consolidated financial statements from the date of acquisition.

     In addition, Onyx granted options vesting over four years to purchase an aggregate of 204,644 shares of Onyx common stock at an exercise price of $9.125, and options vesting over 4.5 years to purchase an aggregate 580,738 shares of Onyx common stock at an exercise price of $5.957, to employees of RevenueLab, including the six founders of RevenueLab, who have been offered and accepted employment with Onyx.

     For accounting purposes, the acquisition is expected to be valued at approximately $7.4 million, including transaction related costs. This amount consists of: the approximately $2.1 million worth of Onyx common stock issued at closing; the $1.0 million deferred payment; stock options valued for accounting purposes at $3.6 million, $105,000 in cash and the remainder in transaction related costs.

     The RevenueLab unitholders agreed under the purchase agreement to indemnify and hold harmless Onyx and its officers, directors and affiliates from and against any damages incurred as a result of, among other things, any inaccuracy in the representations and warranties made by RevenueLab or the unitholders of RevenueLab. The total indemnification liability of the unitholders is limited to an aggregate of $2.92 million.

     Onyx also entered into a Registration Rights Agreement dated January 5, 2001 with RevenueLab's outside investor, Odyssey Strategic Partners, LLC. Onyx agreed to prepare and file with the SEC no later than sixty days after the closing date a registration statement covering the resale of the 175,214 shares of Onyx common stock issued to Odyssey at the closing. Onyx has agreed that, if it elects to pay Odyssey the additional $1.0 million in deferred consideration in common stock, it will also prepare and file a second registration statement covering the resale of those shares.

Form 8-K - ONYX SOFTWARE CORPORATION                                      PAGE 1

     The Unit Purchase Agreement and the Registration Rights Agreement are attached as Exhibits 10.1 and 10.2 to this report and are incorporated into this report by reference. This summary of the provisions of the agreements is not complete and you should refer to the exhibits for copies of the actual agreements. A copy of the press release dated January 9, 2001 relating to the acquisition of RevenueLab is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7.   Financial Statements, Pro Forma Information and Exhibits

(c)   Exhibits

10.1 Unit Purchase Agreement dated January 5, 2001 by and among Onyx Software Corporation, RevenueLab, LLC, and the holders of all of the issued and outstanding membership units of RevenueLab, LLC.

10.2 Registration Rights Agreement dated January 5, 2001 by and between Onyx Software Corporation and Odyssey Strategic Partners, LLC.

99.1  Press Release dated January 9, 2001.


Form 8-K - ONYX SOFTWARE CORPORATION                                      PAGE 2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ONYX SOFTWARE CORPORATION


Dated: January 10, 2001                By: /s/  Amy Kelleran
                                          -------------------------------------
                                              Amy Kelleran

                                              Interim Chief Financial Officer
                                              and Assistant Secretary




Form 8-K - ONYX SOFTWARE CORPORATION                                      PAGE 3
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                                 EXHIBIT INDEX


Exhibit Number  Description
--------------  -----------

     10.1 Unit Purchase Agreement dated January 5, 2001, by and among Onyx Software Corporation, RevenueLab, LLC and the holders of all of the issued and outstanding membership units of RevenueLab, LLC.

     10.2 Registration Rights Agreement dated January 5, 2001, between Onyx Software Corporation and Odyssey Strategic Partners, LLC.

     99.1       Press Release dated January 9, 2001.




Form 8-K - ONYX SOFTWARE CORPORATION                                      PAGE 4